Form C

Cover Page

Name of issuer:

Brilliant & Precise LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 6/8/2016

Physical address of issuer:

17318 De Groot Pl
cerritos CA 90703

Website of issuer:

http://Thegreenwoodproject.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

6/9/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$832.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($20,832.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Brilliant & Precise LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rashaan Everett	Founder	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Rashaan Everett	N/A	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The company is relying largely on cooperation and collective support among minorities

A large component of our strategy is designed to activate unprecedented cooperation among diverse racial groups and social classes in an urgent effort to make a substantial impact towards economic progress. Put simply, if Black people (and our advocates) decide to support Black business we have a revolutionary opportunity to create wealth. Indeed, the Project's success will require social classes and races willing to work together to support great products and new startups. If we can earn support within our own community then The Greenwood Project has a very good chance at earning life changing profits for our investors. However, race relations in the country are particularly divisive, and our battle is much more difficult if we can not convince minorities to finally build wealth for each other. Our next steps toward achieving social and political progress must be to establish an economic foundation like The Greenwood Project. Additionally, the Project's goal to reorganize and focus on minority economics, present a threat to the hierarchy of systematic racism. Unfortunately, the SEC and regulators in general may pose the greatest risk, as by definition we're challenging the wealth and economic system that is the foundation of oppression.

There is a possibility of a total loss of investment.

A high percentage of startups are not successful. While we will work day and night to make sure The Greenwood Project is a huge success for all investors involved, there is the potential for a total loss of investment due to a number of considerations. While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment

The technology industry is highly competitive.

The technology industry The Greenwood Project will be operating in is highly competitive, rapidly changing, and unpredictable. It is a risky market to join, but has high returns if successful. We are confident in our strategy to find unique and innovative ideas from underrepresented communities. The success of the company is highly reliant on the team's ability to develop and seek high potential new technology ideas that will change the way everyday people live their lives.

The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the Company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such personnel can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive, for minorities in particular, and there can be no assurances that any critical positions can be filled there on a timely basis.

The Company's revenue model may be impaired or change.

The Company's success depends mainly on its ability to receive revenue as earnings from the Company's incubator and the ability for us to raise additional capital. The Company may not receive revenue if the incubator is not able to successfully generate earnings. Also, the Company may generate earnings but retain some or all of the earnings for growth and development of its business and, accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The Company intends to use a significant portion of the proceeds from the Offering for unspecified working capital.

The Offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for it (focused on sales and marketing) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that Investors could evaluate. Such portion of the proceeds from this Offering will be used for the purposes that the Company's management deems to be in its best interests in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds of this Offering. The Company may choose to use the proceeds in a manner that Investors do not agree with, and Investors may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and thus the Company, and ultimately cause a Investor to lose all or a portion of his or her investment.

The Company may need more money.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed, and hurt the Company's ability to meet its goals. Even if the Company raises this entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because of the terms of future investment rounds.

The Company may not become profitable, nor be sold for amounts able to recoup this investment.

The market for technology companies is not predictable. While we may be able to sell the company for its technology, client relationships, team, or other factors, there's no guarantee that it can be sold, nor that it will become profitable, nor that it will reach an Initial Public Offering. Even if those do occur, there's no guarantee that investor returns will be positive. Even if the Company is successful, an investor may want immediate access to the then-net worth of the investment, but selling private securities can be difficult or impossible.

The founder is not currently full time with the company. As such it is likely that Greenwood Project will not make the same progress as it would were that not the case. The founder intends to become full time Q1 2017 but there is no guarantee that will happen.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Create an incubator (innovation lab) designed to help African American entrepreneurs level the playing field by helping defeat the historical and contemporary racial barriers to wealth creation and successful startups. Including but not limited to investor introductions, direct access to capital and other forms of funding, consulting, legal advice, mentoring, technical coding, and corporate resources.
If we raise:	**$250,000**
Use of Proceeds:	Help establish the incubator and/or act as net working capital to dedicate towards earning more funds.
If we raise:	**$500,000**
Use of Proceeds:	Explore opportunities to operate at 50% capacity or use funds as net working capital dedicated to progressing and earning more funds. Including but not limited to subsequent Title III, traditional debt, or other investment vehicles.
If we raise:	**$1,000,000**
Use of Proceeds:	The money will be used to help establish Greenwood Capital, which will finally provide funds and investment opportunities to minority entrepreneurs. We will create more conscious Black millionaires. Indeed, since only 1% of venture capital is currently invested in minority entrepreneurs, it's impossible for African Americans to accumulate wealth and build the economic power necessary to earn social change in 2017 and beyond.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Units**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock				No
Debt Securities			No	No
Other				
			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

none n/a

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a community focused incubator, providing assistance to minorities of color. Our incubator is designed to help entrepreneurs level the playing field by helping defeat the historical and contemporary racial barriers to wealth creation. We leverage our deep expertise of marketing, technology, and finance to assist in the development of minority owned businesses. Additionally, we use our relationships to provide solutions to individuals and organizations of varying sizes managing complex and dynamic operational and administrative processes.

These solutions consist primarily of physical coworking space (incubator), as well as consulting related to engineering, finance, marketing, and social entrepreneurship. Our innate understanding of cultural relations in give us an ability to offer unique perspectives to startups and corporations looking to capture diverse audiences and customers. We generate revenue by charging for space, time, and services in the incubator, and by connecting entrepreneurs with capital funding. Since only 1% of venture capital is currently invested into minority entrepreneurs, we believe there's a significant opportunity to create new startups led by diverse leaders. Indeed, we have a very lucrative solution to the lack of diversity in Silicon Valley; and it relies on building startups within our incubator, and directly or indirectly supplying said startups with investment capital. We originally founded our business November 1, 2016 since that time, nearly 1000 people have signed up to our waitlist.

As we start to expand our capacity, availability and capabilities, particularly after the injection of capital, we expect growth and media attention to grow exponentially as our growth has gradually accelerated.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all

Our cash and cash equivalents at November 1, 2016 were held for working capital purposes.
We anticipate using our available cash for operations within the next 3 months. We base this estimate on our projected advertising budget.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company to pursue the establishment of our incubator, additional brand awareness, and pursuing opportunities to create the entities we need to fund minority businesses. The proceeds of this offering will enable the business to continue to pursue its main activities and is necessary to our viability by establishing the incubator, attracting entrepreneurs and startups as customers, and developing conducive ways to fund those startups, including the establishment of a separate but related venture capital fund.

Our cash flow has not experienced any material changes since our commencement of operations on November 1, 2016.

Capital Resources. We have financed our operations exclusively through our initial LLC membership contribution agreement of $20,000.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to establishment and commencement of revenue producing operations. The incubator will cultivate startups and quickly produce a stream of revenue by selling coworking space, programming, sponsorships, etc.

Burn Rate / Run Rate.

As of November 2016, the company was operating at a burn rate of approximately $1K per month. While the company itself does not have cash in bank, the founder, Rashaan Everett, has cash of approximately $10K which he intends to use to finance operations.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://Thegreenwoodproject.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

The Greenwood Project SAFE

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Rashaan Everett

FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN THE GREENWOOD PROJECT

Leveling the playing field for Black entrepreneurs everywhere

$0
raised of $1M goal

$100 min INVEST
Wefunder Portal LLC

Future Equity (SAFE)
$5M valuation cap

A SAFE gives you the right to future shares in Brilliant & Precise LLC. If you invest, you're betting the company will be worth more than $5M in the future. This is a custom contract - please read it for details.

INVEST $25,000+ FOR PRO-RATA RIGHTS

INVESTOR PERKS

$250+ Access to the Greenwood PowerHub; an exclusive network of thought leaders. Necessary for professionals that currently own a business, aspiring entrepreneurs, creatives, journalists and influencers. The PowerHub provide a direct source to investment opportunities, paid sponsorships, jobs, internships, collaborations, and more. We'll leverage the talent in the PowerHub to build our brand and yours.

$1,000+ Named Lifetime Greenwood Partner: Partners enjoy weekly features on Project social media platforms, mailing lists, and websites. A public database of all Partners will be on the website for verification. A Greenwood Partner is a legacy title that will honor the early supporters of this revolutionary movement to conquer systematically oppressive barriers to wealth. One day soon, Greenwood Partners will be recognized as wealthy, intelligent social activists.

$5,000+ Named Greenwood Project Advisory Board. Advisory board has Monthly webinar w/ the CEO, providing curated insight into the journey. The Advisory Board grants a once in a life time opportunity for you to donate your wisdom and professional advice to help us change the world. Board members give their opinion, develop relationships with founders of the startups, add value, and experience behind the scenes perspectives. The Advisory Board has direct access to the CEO and private contact information.

$10,000+ Named Greenwood Project Executive Board. The Executive board includes close family, friends, and professors of the CEO and provides recommendations on strategic direction. The board also helps evaluate prospective investment companies and determine resource allocation. The Executive Board members often serve as mentors and formal advisers to the startups selected.

Only 1% of capital is invested into Black-led startups. There are billion dollar ideas in the Black community that never get a real opportunity to grow or reach their fullest potential. This is where we come in. The Greenwood Project develops and funds brilliant ideas to become profitable, innovative companies. Our incubator is designed to help Black entrepreneurs level the playing field by helping defeat the historical and contemporary racial barriers to wealth creation and successful startups.



Perris Adamson
, THE GREENWOOD PROJECT

OUR AMBITION

The Greenwood Project builds generational Black wealth by creating more Black tech startups, funding them with our own money, and keeping the profits in our own community for the first time since 1933. We must use our collective consumer dollars to create more Black millionaires. We must redirect a greater portion of our $1.2 trillion of annual income back to ourselves via our own businesses. We have the choice to choose economic freedom over economic enslavement and modern-day sharecropping.

KEY FACTS

- Black business has seen much more success than failure considering the history of racial discrimination within the credit market (including venture capital).
- We create vast wealth for others while creating and retaining wealth for ourselves. Black Americans are operating at a huge trade deficit and we must change that.
- Intricate research and analysis via Howard University's School of Business coupled with faculty recommendations and consultations to ensure The Greenwood Project is a huge success.

DOCUMENTS

GWP_Overview_v2.pptx

thegreenwoodproject.org *from cerritos CA* BLACKLIVESMATTER DIVERSITY

THE BUZZ ABOUT THE GREENWOOD PROJECT

> *There's no Black Mark Zuckerberg because African Americans have never had a chance to create billion dollar tech startups. Since 1933, only Accredited Investors (wealthy) were eligible to invest in startups. Not so coincidentally, 97% of all active investors are white men. In fact only 1% of venture capital funding was invested in Black entrepreneurs from 2009-2014. Thanks to Obama's new law, The Greenwood Project pools minority money to finally fund and support startups led by Black talent*

Rashaan Everett

Founder, The Greenwood Project

Howard Alum Uses Key Legislation to Launch Venture Capitalist Project Aimed at Building Black Wealth - Atlanta Black Star

November 27, 2016

Drawing inspiration from the thriving Black town of Greenwood, Oklahoma, better known as Black Wall Street, a Howard University alum is looking to help the Black economy pick up where it left off by launching his own venture capital initiative.

HBCU Finance Grad Uses New Investment Law To Build Black Wealth | HBCU Buzz

November 12, 2016

Rashaan Everett, a graduate of Howard's School of Business, developed a passion for progressing wealth equality after spending time on Wall Street and seeing first hand how systematic greed was unfair to black families. The disadvantage black people

Howard Finance Graduate uses new investment law for good

October 30, 2016

I have a plan to take advantage of Obama's Jumpstart Our Business Act and new Regulation Crowdfunding laws specifically. My sense of urgency is alarming. "To be Black and conscious in America is to be in a constant state of rage." I'm struggling to

Crowdfunding's Power To Close The Racial Wealth Gap

May 16, 2016

Today, Monday, May 16th, 2016 marks the beginning of a new era in American capital formation. Title III of the historic JOBS Act signed by President Barack Obama on April 5th, 2012 is now a reality. Regulation crowdfunding, known as Reg CF, allows

This is not a typo: Only 3% of Americans are legally allowed to invest in start-ups

June 22, 2015

Of the richest venture capitalists, all are worth more than $1 billion, and all are men. The majority of these have invested in Groupon, LinkedIn, Skype, YouTube, Paypal, Facebook and others. Chances are, you are legally barred from joining their exclusive


THE
GREENWOOD
PROJECT

MEET THE FOUNDERS



Perris Adamson



Rashaan Everett



Ammon Lyle



Maxine Dior Chapman

DETAILS

– COLLAPSE ALL

What's new about what you're making? Why is it necessary?

The Greenwood Project is designed to help nurture, support, and grow Black owned companies.
The Project is necessary because it is incredibly difficult for early-stage, startups led by founders of color, and women, to access capital. In fact, according to BC Insights only 1% of Venture Capital was invested into Black-led teams.
The incubator provides funding and support services that are needed because the decisions that entrepreneurs make very early in the life of the company (e.g., where to seek financing, who to choose as their suppliers, who to hire, how to split equity/ownership, etc.) can severely restrict the company's ability to maximize its positive impact over the long term.
The Greenwood Project LLC / Fund is an innovative opportunity to support these early-stage entrepreneurs with the guidance, access to capital, and connections they need in order to be successful.

Why is The Greenwood Project so revolutionary anyway? Buzzwords make me nervous

Nothing like this has ever been created before. By using Regulation Crowdfunding. The Greenwood Project is transforming Black economics by investing in Black entrepreneurs with our own dollars. Black people will be even more likely to support Black startups, because we can make each other really wealthy by doing so. This is known as collective economics.

Most importantly, our Black startups will benefit from thousands of customers and fans from day one, since investors just like you will be part-owners of their companies. Indeed, this type of marketing power is revolutionary and provides African Americans with a generation-defining opportunity to produce billion dollar companies in 2017 and beyond.

We'll be organized and well-funded, with the ability to leverage and profit from our African American culture, which has benefited other races for so long. Instead of Black athletes and celebrities taking a knee, or simply wearing a tshirt, we can encourage their support of The Greenwood Project, and other Black owned companies, which will directly contribute to improving economic equality for Blacks in America. We can no longer finance our own oppression.

Instead of silly movements like boycotting Target for a day, or participating in more ineffective protests, we can finally align our dollars with Black-owned brands that share our values.

I'm ready to help! but I'm new to investing. How do I know how much to invest?

Consider the investment socially good lottery tickets, please do not invest more than you can afford to lose.

We need people like you who are capable of taking larger risks, to finally make a sacrifice and contribute to the Black community. It's obvious that Black America needs more help than ever.

Part of the problem are activists and "pro-equality" people, including our celebrities and who are reluctant to make a tangible sacrifice for progress. Our ancestors would be embarrassed by the "risks" most of us take to improve our people.

The equity you receive will be extremely valuable if/when the Greenwood Project succeeds, but statistically, most startups fail.

Why are Black entrepreneurs such a smart investment?

According to the Selig Center for Economic Growth, African-Americans comprise for $1 trillion in spending power. This figure is only projected to increase.

The Greenwood Project is strategic investment because African Americans entrepreneurs have brilliant, billion dollar ideas right in our own community that have never ever had a chance to grow, until now. We find diamonds in the rough and invest in them.

For the last 83 years, white men have systematically controlled Venture Capital investments. Offering only 1% to African American founders over the last 5 years.

As of May 16, 2016, it's legal to fund and build our own startups, and return the profits to our middle-class investors for the first time since 1933.

How exactly will my money be used?

The money will be used for working capital to establish and implement and execute the incubator at the discretion of the founding team. Including but not limited to property, equipment, compensation, strategic partnerships, advertising, marketing and related expenses.

I understand startup investing is risky, but assuming things go really well, how much could I actually earn? When?

The best part of high risk investments, is the high reward.

We're striving for at least one billion dollar valuation in 3 years. Since we're currently valued at 5M.

We believe our goal of 1B is extremely feasible - for reference, Snapchat is currently valued at 25B. We can certainly (easily) get up to 1B. Especially since we'll have thousands of investors like you who want us to suceed, too. In fact, if we can execute our strategy of finally aligning Black dollars with Black business, our success is all but certain. Our goal is to inject billions in wealth directly to the African American Community. We've practiced Black economics before, nearly a century ago, can we cooperate again to earn the wealth we deserve?

The money will be returned at a liquidity event (we're striving for 3-5 years), but it isn't certain to occur.

For a real world example and more info on how returns would work, please explore the case study below.

https://wefunder.com/post/42-what-if-oculus-crowdfunded-for-equity

What am I actually investing in? Do I own a percentage of the companies, the fund itself, the incubator, or something else? ^

Investors are purchasing equity in The Greenwood Project LLC. The LLC owns and operates the incubator. The incubator's primary source of income will be equity acquired from Black startups in exchange for capital and other services. The incubator has several other revenue streams including but not limited to corporate programming, thought innovation, and consulting.

If Black Entrepreneurs have such great ideas, why aren't there more success stories? ^

With venture capital often functioning as an "old-boys" club (where financiers mostly give to people who are within their network—friends, colleagues, college alumni, etc.), most African-American entrepreneurs lack connections to investors (97% of whom are white men).

Worst, a history of economic oppression means that African American entrepreneurs rarely have access to inheritances, or other forms of wealth, including access to family and friends that are capable of funding their initial ideas (friends and family investment rounds). The problem is only compounded: there are so few black investors, that there are even fewer Black companies available to invest in Black startups.
Other issues that have led to the lack of black entrepreneurs and overall lack of diversity in the tech industry include, but are not limited to, few African-Americans who are studying STEM education and a lack of publicly visible role models for young African-Americans.

What is your proposed timeline? ^

In 2016 through early 2017, we are raising capital, identifying prospective startups, and performing due diligence. The Greenwood Project will formally launch by Summer 2017.

What does The Greenwood Project actually provide to companies who are selected? ^

Funding in amounts up to $100,000
Monthly service support includes the following (customized to the needs of each company):
Impact vision support / business model optimization
Recruiting, hiring, orientation, onboarding and retention support
Core value proposition refinement and marketing strategy
Thought leadership development and support with associated marketing tactics
Operational systems development
Sales and business development strategy and tactics
Customer service support strategy and project development
Technical Coding & Engineering expertise
Unprecedented networking and collaboration opportunities
Participants will also have access to dozens of seasoned tech executives who will play a mentorship role. Companies will also be part of a cohort of like minded entrepreneurs, facing similar challenges to share tips, ideas, and best practices

How are companies screened for acceptance? ^

Prospective participants will be evaluated based on:
Recommendations from from the Fund Executive board
Recommendations from HBCU / Higher Education Community
An analysis of their financial projections and historical performance
Values, cohesion, and skills of the team
Scalability and/or replicability
Potential value for the Greenwood brand
Willingness to invest in support services

Will you be taking equity in the selected companies? How will you pay back investors?

Yes. We are designing the investments from the fund to the investees with an "integrated capital approach." This is sometimes referred to as a "cobbler" approach rather than a "cinderella" approach in which the type of investment that a fund will make is predetermined and the same for all investees.
The integrated approach calls for designing investment terms with each investee that match their stage, cash flow, market, anticipated future capital needs and sources.

The LLC will own equity stakes in several high-potential Black startups.

What types of prospective companies have you found so far?

We've received numerous inquiries from potential (pre-diligience) entrepeneurs. Additionally, we anticipate that successfully launching the world's first Crowdfunded Incubator will generate an incredible amount of interest and prospective applicants in the future. We are looking forward to a large amount of interest in the incubator that will allow us to hold a very high ethical bar for acceptance. This is a good problem to have!

How much runway do you have?

As of November 2016, we are spending about $1K per month. While the company itself does not have cash in bank, the founder, Rashaan, has cash of approximately $10K which he intends to use to finance operations -- so 10 months at the moment.

How many companies do you want to work with? How much investment capital will each company get?

Our goal is to work with 6-8 companies in 2017. Each company will receive between $70k-$100k in investment capital, along with dedicated services, support, and mentoring.

Where will the incubator be located?

We've selected three cities (Los Angeles, Washington DC, Atlanta) as potential destinations. We will make a final decision in cooperation with our advisory board, investors, and sponsors in early 2017.

Are you going to be doing any reporting to investors?

Yes. Title III crowdfunding regulations mandate annual reporting to investors. In addition, our project strategically emphasizes transparency and open communication via public channels (social media, blogs, etc). We value your input.

How much are you trying to raise?

Our goal is to raise an initial $1M by early 2017.

ASK A QUESTION

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RISKS SPECIFIC TO THE GREENWOOD PROJECT

1. The company is relying largely on cooperation and collective support among minorities

A large component of our strategy is designed to activate unprecedented cooperation among diverse racial groups and social classes in an urgent effort to make a substantial impact towards economic progress. Put simply, if Black people (and our advocates) decide to support Black business we have a revolutionary opportunity to create wealth. Indeed, the Project's success will require social classes and races willing to work together to support great products and new startups. If we can earn support within our own community then The Greenwood Project has a very good... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

The Greenwood Project is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

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Rashaan Everett

Founder at The Greenwood Project

Greater Los Angeles Area | Financial Services

Current The Greenwood Project, Accenture

Previous HUPlaymakers, Capital One, Morgan Stanley

Education Howard University

Send Rashaan InMail

500+ connections

https://www.linkedin.com/in/rashaaneverett

Posts

Published by Rashaan

THE GREENWOOD PROJECT

Howard Finance Graduate uses new investment law...

October 30, 2016



Why 79 year-old Billionaires & the rest of...

January 6, 2016

Background

Education

Howard University

Bachelor of Business Administration (B.B.A.), Accounting and Finance

2012 – 2016

HOWARD UNIVERSITY

Activities and Societies: Legacy Scholar (4 Year Full Tuition Scholarship), School of Business Executive Leadership Honors Program

Woodrow Wison High School, Long Beach CA

AP (Advanced Placement Scholar)

2008 – 2012

Activities and Societies: AP Macroeconomics, AP Language & Composition, AP Literature & Composition, AP World History, AP US History

Experience

Founder
The Greenwood Project
October 2016 – Present (3 months) | Los Angeles

As of May 16, 2016, it's legal for everyone, not just the wealthy, to invest in small private companies like The Greenwood Project (venture capital).

Venture capital investing has been systematically dominated by white men (76%). In fact, only 1% of capital was invested into Black entrepreneurs from 2009-2014. There's billion dollar ideas in the Black community that just never get an opportunity to grow because white people control all of the money. The Greenwood Project is revolutionary technology incubator, crowdfunding capital to fund and collaboratively build high-growth startups led by Black entrepreneurs. We find talent where traditional investors don't look.

Title III Crowdfunding turns supporters into brand evangelists by finally allowing people to own equity (stock) for the first time ever. Now, we can earn wealth just by supporting innovative Black startups that are created with our own money.

Fighting to end systematic oppression

Management Consulting Analyst
Accenture
June 2016 – Present (7 months) | Greater Los Angeles Area

Communications, Media, Technology group

Founder/CEO
HUPlaymakers
September 2012 – December 2015 (3 years 4 months) | Washington D.C. Metro Area

• Created iconic branding - HUPlaymakers.com & unparalleled customer loyalty, generating $195,000+ in gross revenue through Y3.
• Fortified social media marketing resulting in 5,000+ interactive followers, leveraged Hootsuite, & advanced twitter analytics to maximize advertising impact.
• Established sponsored relationships with Lyft, RedBull, EventsDC & Washington's premier night life venues.

▾ 1 recommendation



Khalil Ajiborode
Certified Scrum Master/Project Manager at Capital One

I've had the pleasure of working with Rashaan in our event planning business called the "HU Playmakers." His unparalleled work ethic and his desire to conquer any hurdle placed in front of him is what sets him apart from his peers. I've been lucky... View ↓

HUPlaymakers.com

Investment Credit Analyst - Market Risk & Liquidity Oversight

Capital One

June 2015 – August 2015 (3 months) | Mclean, Virginia (HQ)

• Significantly improved C1's credit risk management accuracy by providing stress testing and sensitivity analysis via Polypaths to ensure accurate assumptions for portfolio valuation.
• Executed 2Q analysis on MBS Investment Portfolio, investigating impairment (OTTI) specifically. Leveraged Bloomberg Terminal & Transition model; provided recommendations estimating projected losses. Suggestions approved by Executive Fair Value Committee.
• Composed procedure for increasing efficiency of Quarterly investment valuations. Produced similar procedure modifying ABS, MBS, and CMBS underwriting/monitoring standards for the risk team.

Corporate Compensation Summer Analyst & RBF Scholar

Morgan Stanley

June 2014 – August 2014 (3 months) | Greater New York City Area

• Selected as the only Sophomore Richard B. Fisher Scholar, awarded for exceptional academic achievement and work performance, and demonstrated potential.
• Extracted concise data derived from Towers Watson & Mercer surveys, constructed excel templates and formulas analyzing internal versus competitor compensation.
• Created holistic market data reports, aligning employee retention and attraction strategies with competitive, market-oriented compensation plans. Contributed to decreased attrition in revenue producing business units.
• Reviewed compensation access systems, designed and executed multifaceted plan to allocate proper permissions to senior management and appropriate coverage teams. Significantly decreased firm wide risk for thousands of employees.

Morgan Stanley rejects 89,000, only extendin...

International Compensation Intern

Mattel

May 2013 – August 2013 (4 months) | El Segundo, California

• Spearheaded design of comprehensive compensation analysis recommendations, drastically improving employee resource allocation.
• Executed in-depth research utilizing Excel to create a company wide promotions trends report, assessing over 25,000 employees.
• Built macroeconomics scenarios to support Merit Budgets recommendations for 43 international countries supported by Mattel.
• Mastered complexities of International compensation strategies to assess revenue preservation and provide sound advice on compensation strategies, including HAY methodology.

Male Academy Program Director

Long Beach School District

April 2010 – August 2012 (2 years 5 months)

• 3 year member of the Male Academy, nominated president, subsequently establishing the first middle school "Male Academy" program, created to provide support for at risk minorities.
• Created comprehensive lesson plans and activities for our weekly meetings
• Growth of the program from 2 to 38 students in a 9-month period. Nearly every 7th grader experienced significant increases in grades and behavior.
• Middle school administration honored me for “changing the school’s culture” by providing a stable mentor for troubled students.

An in-depth story about Male Academy, an es…

Youth Leader

California Conference for Equality and Justice

April 2011 – July 2012 (1 year 4 months)

• Successfully completed intensive Youth Human Relations Leader & Facilitator training, enhancing my leadership skills and providing a detailed education on contemporary human relations.
• Received Commendation awards for my dynamic and effective oral presentations to 150+ students and campers.
• Facilitated discussion and activities regarding human relations and civil justice. Communicated directly with students, faculty, staff, and community contacts via traditional and electronic means.

Building Bridges

Marketing Intern

AEG

June 2011 – August 2011 (3 months) | Greater Los Angeles Area

• Selected and developed a marketing plan for Summer 2011 X-Games which included SWOT Analysis, Marketing Strategy, and Implementation Evaluation Control.
• Received tangible work experience, and a deeper understanding of large event planning and execution.
• Developed improved communication skills via intensive team work with graduate level marketers.
• Analyzed and improved marketing strategies for the annual LA Live Nike 3 on 3 Basketball Tournament, resulting in the largest turn out to date, (over 500 teams).

Skills

Top Skills

- 13 Microsoft Excel
- 17 Event Planning
- 13 Team Leadership
- 10 Advertising
- 10 PowerPoint
- 6 Fundraising
- 4 Online Marketing
- 4 HTML
- 4 Market Research
- 8 Microsoft Word

Rashaan also knows about...

- 6 Social Media
- 2 Writing
- 2 Macroeconomics
- 3 Strategy
- 1 Compensation & Benefit
- 3 Social Media Marketing
- 2 Compensation Strategies
- 1 Global Compensation
- 1 Compensation Structures
- 1 Deferred Compensation
- 1 Bloomberg Software
- 1 Polypaths
- 1 Credit Risk
- 1 Risk Management
- 3 Public Speaking

Recommendations

Received (1) Given (2)

Founder/CEO
HUPlaymakers



Khalil Ajiborode
Certified Scrum Master/Project Manager at Capital One

"I've had the pleasure of working with Rashaan in our event planning business called the "HU Playmakers." His unparalleled work ethic and his desire to conquer any hurdle placed in front of him is what sets him apart from his peers. I've been lucky to have had the opportunity to work with him on numerous occasions and even picked up a few things. Rashaan is someone every... **more**

July 30, 2014, Khalil worked directly with Rashaan at HUPlaymakers

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